EXHIBIT 23.4

LEE KEELING & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower

15 East Fifth Street, Suite 3500

Tulsa, Oklahoma 74103-4350

(918) 587-5521 Telefax (918) 587-2881

September 12, 2011

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use of the name Lee Keeling & Associates, Inc. and to the incorporation by reference of our report entitled “Estimated Reserves and Future Net Revenue Interests owned by Evolution Petroleum Corporation” with an effective date of June 30, 2011, which appears in the Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2011.  We further consent to the incorporation by reference of information contained in our report as of June 30, 2011, in the Evolution Petroleum Corporation Registration Statement No. 333-152136 on Form S-8 and Registration Statement No. 333-168107 on Form S-3.

/s/ Lee Keeling & Associates, Inc.

Lee Keeling & Associates, Inc.

Oklahoma Registered Engineering Firm CA 49 PE

Tulsa, Oklahoma USA